UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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BELLSOUTH CORPORATION

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BellSouth Corporation	F. Duane Ackerman
Suite 2000	Chairman and
1155 Peachtree Street, N.E.	Chief Executive Officer
Atlanta, Georgia 30309-3610

June 6, 2006
Dear BellSouth Directors and Officers:
As you know, the Boards of Directors of AT&T and BellSouth have agreed, subject to shareholder and regulatory approval, to combine the two companies in a merger that will result in a more effective and efficient provider of wireless, broadband, video, voice, data and directory services. We are very excited about the prospects for the combined company.
In the next couple of weeks, you will receive a package that will include a proxy statement with information about the special meeting of shareholders and the proposed merger. I encourage you to read the proxy statement carefully and vote promptly by using either the Internet or telephone, or by returning a completed proxy card. BellSouth’s Board of Directors unanimously recommends that shareholders vote “FOR” the merger.
Since directors and officers hold a significant amount of BellSouth shares, your timely vote matters. It is important that you vote all of the shares that you own by voting each proxy card that you receive. Approval of the merger requires a majority vote of all of BellSouth’s outstanding shares. Therefore, not voting is the same as voting against the merger.
If you own both BellSouth and AT&T stock, you will receive a shareholder package related to the merger from each company. We remind you to vote both the BellSouth and the AT&T proxy cards that are included in these packages.
If you have further questions concerning the information in the proxy statement, please contact Belinda Massafra in BellSouth Investor Relations at 800-241-3419.
Thank you in advance for taking the time to vote your shares at this significant time in your Company’s history.
Duane Ackerman
Chairman and CEO

NOTE: In connection with the proposed merger, AT&T Inc. (“AT&T”) filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth Corporation (“BellSouth”), with the Securities and Exchange Commission (the “SEC”) on March 31, 2006, as amended on May 10 and June 2, 2006. Investors are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained without charge from AT&T at AT&T’s Web site ( www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site ( www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants is included in the registration statement and joint proxy statement/prospectus contained therein, and other relevant documents filed with the SEC.